EXHIBIT 3.1

                             ARTICLES OF RESTATEMENT
                                     OF THE
                            ARTICLES OF INCORPORATION
                                       OF
                           POLITIC ACQUISITION CORP.

     Pursuant to Section 33-10-107 of the South Carolina Business Corporation Act of 1988, as amended (the "Act"), the undersigned Corporation hereby adopts, as of the date that these Articles of Restatement are filed with the Secretary of State of the State of South Carolina, the following Articles of Restatement of its Articles of Incorporation:

     1.   The name of the Corporation is Politic Acquisition Corp.

     2. The original Articles of Incorporation of the Corporation were filed with the Secretary of State of the State of South Carolina on March 22, 2000.

     3. These Articles of Restatement contain amendments to the original Articles of Incorporation of the Corporation that require the approval of the stockholders of the Corporation.

     4. The following Restated Articles of Incorporation of the Corporation were adopted by the sole stockholder of the Corporation on April 18, 2000.

     5. On the date of the adoption of the Restated Articles of Incorporation of the Corporation by its sole stockholder, the total number of outstanding shares of capital stock of the Corporation was 1,000, all of which were designated common stock, par value $.01 per share.

     6. On the date of the adoption of the Restated Articles of Incorporation of the Corporation by its sole stockholder, the total number of shares entitled to vote on its approval and adoption was 1,000, and the total number of shares voted in favor of such approval and adoption was 1,000, which vote was sufficient for the approval and adoption of the Restated Articles of Incorporation of the Corporation by its stockholders.

     7. The text of the Articles of Incorporation of the Corporation is hereby restated to read in its entirety as follows:

     FIRST: Name. The name of the Corporation is Politic Acquisition Corp.

     SECOND: Address of Registered Office. The address of the registered office of the Corporation in the State of South Carolina is 1301 Gervais Street, Columbia, South Carolina 29201. The name of the Corporation's registered agent at such address is Corporation Service Company.

     THIRD: Number of Shares. The total number of shares of capital stock which the Corporation shall have authority to issue is 105,000,000 shares of the par value of $.01 per share. Such shares shall be of two classes as follows:

                                       Authorized Number
                      Class of Stock   of Shares of Each Class
                      --------------   -----------------------
                      Common Stock     100,000,000
                      Preferred Stock    5,000,000

The Board of Directors of the Corporation is hereby expressly authorized, subject to any limitations prescribed by the laws of the State of South Carolina, without further approval of the stockholders of the Corporation, by the filing of one or more Articles of Amendment pursuant to the Act, to provide, out of the unissued shares of Preferred Stock, for one or more series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers of such series, and the preferences, limitations and relative rights of such series. The preferences, limitations and relative rights of such series may differ from those of any and all other series of Preferred Stock at any time outstanding.

     FOURTH: Purpose. The purposes for which the Corporation is formed are to engage in any lawful act or activity for which corporations may be organized under the Act, as amended, and to have, in furtherance of the corporate purposes, all of the powers conferred upon corporations organized under the Act, subject to any limitations thereof contained in these Articles of Incorporation or the laws of the State of South Carolina.

     FIFTH: Term. The duration of the corporation shall be perpetual.

     SIXTH: Preemptive Rights. The Corporation elects not to have preemptive rights.

     SEVENTH: Cumulative Voting. Stockholders of the Corporation shall not have a right to cumulate their votes for Directors.

     EIGHTH: By-laws. In furtherance and not in limitation of the powers conferred by the laws of the State of South Carolina, the Board of Directors of the Corporation is expressly authorized and empowered to make, alter or repeal the Bylaws of the Corporation, subject to the power of the shareholders of the Corporation to alter or repeal any Bylaw made by the Board of Directors.

     NINTH: Amendments. The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provisions contained in this Articles of Incorporation; and other provisions authorized by the laws of the State of South Carolina at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon shareholders, directors or any other persons whomsoever by and pursuant to these Articles of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article.

     TENTH: Indemnification; Liability. (a) The Corporation shall, to the fullest extent permitted by the provisions of the Act, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said provisions from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said provisions, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

     (b)  No  person  shall  be  personally  liable  to the  Corporation  or its shareholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 33-8-300 of the Act or (iv) for any transaction from which the director derived an improper personal benefit. If the Act is subsequently amended to further eliminate or limit the liability of a director, then a director of the Corporation, in addition to the circumstances in which a director is not personally liable as set forth in the preceding sentence, shall not be liable to the fullest extent permitted by the amended Act. For purposes of this Article TENTH, "fiduciary duty as a director" shall include any fiduciary duty arising out of serving at the Corporation's request as a director of another corporation, partnership, joint venture or other enterprise, and "personal liability to the Corporation or its shareholders" shall include any liability to such other corporation, partnership, joint venture, trust or other enterprise, and any liability to the Corporation in its capacity as a security holder, joint venturer, partner, beneficiary, creditor or investor of or in any such other corporation, partnership, joint venture, trust or other enterprise.

     ELEVENTH: South Carolina Business Combinations Statute. The Corporation elects not to be subject to or governed by the South Carolina Business Combinations Statute contained in Sections 35-2-201 to 35-2-226 of the South Carolina Code, or any amended or successor provisions thereof.

     TWELFTH: Voting Requirements. Whenever any provision of the Act shall otherwise require for the approval of any specified corporate action the authorization of at least two-thirds of the votes entitled to be cast thereon, any such corporate action shall be approved by at least a majority of the votes entitled to be cast thereon, and whenever the Corporation shall have one or more voting groups which are denied voting power under the Articles of Incorporation, but the authorization of at least two-thirds of the votes entitled to be cast thereon within each such voting group entitled to vote thereon as a separate voting group is otherwise required for the approval of any specified corporate action under the Act, any such corporate action shall be approved by each such voting group by at least a majority of the votes entitled to be cast by that voting group. The provisions of this Article TWELFTH shall be subject to the minimum voting requirements prescribed by the provisions of Sections 33-7-250 and 33-7-260 of the Act.

                                   * * * * *

     IN WITNESS WHEREOF, the undersigned, being the President of the Corporation, does hereby execute these Articles of Restatement, hereby declaring, certifying and acknowledging under penalties of perjury that the facts herein stated are true, and accordingly has hereunto set his hand, as of the day of April, 2000.


                                                    ----------------------------
                                                    Patrick J. Welsh
                                                    President